Exhibit 10.7

AGREEMENT

THIS AGREEMENT, effective this 27th day of March, 2003 (the “Effective Date”), is between COMMERCE BANK & TRUST COMPANY (the “Bank”), a Massachusetts banking corporation with a principal place of business at 386 Main Street, Worcester, Massachusetts, and BOSTON BIOMEDICA, INC., a Massachusetts corporation with a principal place of business at 375 West Street, West Bridgewater, Massachusetts (the “Borrower”).

STATEMENT OF FACTS

The Borrower is obligated to the Bank as evidenced by the following documents:

1. Note dated March 31, 2000 in the original principal amount of $2,900,000.00, executed by the Borrower in favor of the Bank;

2. Loan Agreement dated March 31, 2000, between the Borrower and the Bank (as it may have been amended and in effect from time to time, the “Loan Agreement”);

3. Mortgage and Security Agreement dated March 31, 2000, executed by the Borrower in favor of the Bank;

4. Collateral Assignment of Leases and Rents dated March 31, 2000, executed by the Borrower in favor of the Bank; and

5. Hazardous Materials Indemnification Agreement dated March 31, 2000 executed by the Borrower in favor of the Bank.

The foregoing documents, as they may have been amended, restated, superseded, supplemented or modified from time to time, and any documents executed or delivered in connection therewith, are herein collectively referred to as the “Loan Documents.” The Bank is the holder of the Loan Documents.

The Borrower acknowledges that it is in default of its obligations under the Loan Documents, and has requested that the Bank waive certain Defaults (defined below) with respect to the Loan Documents.

TERMS OF AGREEMENT

In consideration of the mutual promises contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Bank and the Borrower agree as follows:

1. Acknowledgment by the Borrower. The Borrower hereby acknowledges and agrees that the Borrower is in default of its obligations to the Bank under the Loan Documents, beyond any applicable periods of notice, cure or grace, and that the Borrower has no defenses or off-sets that it could or would assert in the case of the Bank’s exercise of its rights and remedies thereunder. Specifically, the Borrower has (a) removed Richard Schumacher as its Chief Executive Officer without thirty days prior written notice to the Bank (Section II.D.18 of the

Loan Agreement); (b) failed to maintain a Debt Service Coverage Ratio (as defined in the Loan Agreement) of equal to or greater than 1.25 to 1.00 for the year ending December 31, 2002 (Section II.X of the Loan Agreement); (c) failed to deliver to the Lender, within 45 days after the close of the fiscal quarter ending December 31, 2002, a balance sheet of the Borrower as of the close of that quarter, and statements of income and retained earnings for that portion of the fiscal year to date then ended, prepared in conformity with GAAP and certified by the Borrower’s president or chief financial officer as accurate, true, and complete (together, the “Reports”) (Section III.C.l.a of the Loan Agreement); and (d) on or about February 27, 2003, the Borrower adopted a shareholder purchase rights plan and has declared a distribution of one Right for each outstanding share of the Borrower’s Common Stock (Sections II.D.4 and II.D.9 of the Loan Agreement) (collectively, the “Defaults”). The Borrower states that except for the Defaults there exist no other events of default as of the Effective Date. The amounts due under the Loan Documents as of March 25, 2003, exclusive of attorneys’ fees and other costs of collection, are accurately set forth on Exhibit A. attached hereto.

2. Validity of the Loan Documents. The Borrower acknowledges that (a) the liabilities arising out of the Loan Documents are the valid and binding obligations of the Borrower enforceable in accordance with their terms; (b) the liens, encumbrances, mortgages and security interests granted to the Bank pursuant to the Loan Documents remain valid, binding, perfected and enforceable; and (c) the Bank may enforce the payment and performance of the obligations under the Loan Documents, as modified herein, and in accordance with applicable law, except to the extent the Bank has agreed to limit its rights pursuant to this Agreement. The Bank reserves and does not waive any of its rights under the Loan Documents, the terms and conditions of which remain in full force and effect, except as specifically modified by this Agreement.

3. Representations and Warranties. In order to induce the Bank to enter into this Agreement, the Borrower hereby affirms and restates as of the date hereof each of its representations and warranties contained in the Loan Documents, excepting representations and warranties concerning or affected by the acknowledged Defaults above or amended or updated by the information provided in this Agreement, and excepting representations and warranties that speak to a particular date.

4. Waiver of Defaults. The Bank agrees to waive the Defaults. The waiver with respect to the Debt Service Coverage Ratio is for the year ending December 31, 2002 only. The waiver with respect to the dividend adopted on or about February 27, 2003 is for that dividend only. This waiver shall not constitute or be deemed to be a waiver with respect to any other terms or provisions of the Loan Documents or for any other periods. This waiver shall in no respect limit or diminish the rights and remedies of the Bank set forth in the Loan Documents with regard to any other condition or event now existing or hereafter arising.

The Bank acknowledges that, other than the Defaults, it is not aware of any other defaults of the Borrower’s obligations under the Loan Documents. Further, the Bank agrees that, in the event (a) that application of GAAP as determined by Borrower’s outside independent Certified Public Accountants requires Borrower’s $1,000,000 loan receivable from Resort Accommodations International, LLC (“RAI”) and Richard T. Schumacher and evidenced by that certain Pledge and Security Agreement dated January 15, 2002 by and between Richard T.

Schumacher, Borrower and the Bank and by that certain Junior Participation Agreement dated January 15, 2002 between and among the Bank, the Borrower, Richard T. Schumacher and RAI (the “Loan Receivable”) to be reserved against, written down or written off as uncollectable (any such event being herein referred to as an “Adjustment”, and (b) Borrower thereafter fails to comply with the financial covenant set forth in Section II.C.l3(a) and Section II.X (as amended by Allonge to Loan Agreement dated August 15, 2002) of the Loan Agreement, which failure would not exist if the Adjustment had not been made, then, notwithstanding the provisions of Section II.C.13(a) and Section II.X (as amended by Allonge to Loan Agreement dated August 15, 2002) of the Loan Agreement, no Event of Default shall exist solely as a result thereof. The foregoing shall not constitute a waiver of any other default or Event of Default which may exist or hereafter arise.

5. Agreements. The Borrower agrees:

(a)	to pay to the Bank a waiver fee (the “Waiver Fee”) of Fifty Two Thousand Dollars ($52,000.00) which will be fully earned on the Effective Date and paid in cash as follows: (i) $13,000.00 on the Effective Date; (ii) $13,000.00 on or before April 18, 2003; (iii) $13,000.00 on or before May 19, 2003; and (iv) $13,000.00 on or before June 18, 2003;

(b)	to pay to the Bank on the Effective Date all reasonable costs incurred by the Bank in, connection with the negotiation, preparation, administration and enforcement of this Agreement or the Loan Documents including the fees and expenses of Mirick, O’Connell, DeMallie & Lougee, LLP; and

(c)	to deliver to the Bank on or before the Effective Date an opinion from the Borrower’s attorneys, in form and substance acceptable to the Bank, opining that the Borrower is authorized to enter into this Agreement.

6. Modification of Loan Agreement. The Bank and the Borrower hereby agree that the Loan Agreement is hereby amended as follows:

Section III.C.I. is hereby amended to read as follows:

Financial Statements. Borrower shall deliver to the Lender (a) within forty-five (45) days after close of each of the fist three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as of the close of each quarter and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, prepared in conformity with GAAP and certified by the president or the chief financial officer of the Borrower as accurate, true and complete; and (b) within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its subsidiaries as of the end of such fiscal year and consolidated statements of income, shareholders’ equity and cash flow of the Borrower and its subsidiaries for such fiscal year, in each case reported on by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, which report shall express a positive opinion regarding the fairness of the presentation of such financial statements in accordance with GAAP consistently applied.

Sections II.C.20(c)(i) and II.C.20(c)(ii) are hereby amended to read as follows:

(i) if the Borrower fails to comply with any of the covenants and representations set forth in this Section II(C)(20);

(ii) if at any time any representation or warranty made by the Borrower in this Section II(C)(20) shall be incorrect;

7. Release of Bank. Effective upon the execution of this Agreement by the Borrower, and in consideration of the Bank’s agreement to enter into this Agreement, to the extent that the Borrower may have any off-sets, defenses or claims against the Bank or its subsidiaries, affiliates, parents, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Lender Affiliates”), the Borrower and its, subsidiaries, affiliates, officers, directors, heirs, successors, assigns, and executors, (collectively, the “Borrower Parties”), release, acquit and forever discharge the Lender Affiliates of and from any and all manners of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever asserted or unasserted, in contract, tort, law or in equity which the Borrower Parties ever had or now have upon or against the Bank or any of them or the Lender Affiliates by reason of any matter, cause, causes or thing whatsoever existing on the Effective Date including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated and including but not limited to any claim that relates to, in whole or in part, directly or indirectly (i) the making or administration of the loans evidenced by the Loan Documents, including, without limitation, such claims and defenses based on fraud, mistake duress, usury, misrepresentation, or any other claim based on so-called “lender liability theories”; (ii) any covenants, agreements, duties, or obligations set forth in the Loan Documents; (iii) the actions or omissions of the Bank and/or the Lender Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity, (iv) lost profits; (v) loss of business opportunity; (vi) increased financing costs; (vii) increased legal or administrative fees; or (viii) damages to business reputation.

8. Scope of Agreement. The execution and delivery of this Agreement constitutes the agreement by the Bank to waive the Defaults, but does not constitute (a) a waiver of any other default under the Loan Documents; or (b) an agreement to forbear on account of any other default under the Loan Documents or under this Agreement, whether existing or which may occur subsequent to the Effective Date.

9. Payments. All payments required under this Agreement, including those for fees, costs, and expenses incurred by the Bank, shall be made when due in accordance with this Agreement and the Loan Documents as modified, and to the extent available, may be debited directly from the Borrower’s demand deposit accounts at the Bank, without prior written notice to the Borrower or any other party.

10. Authority. The Borrower represents and warrants to the Bank that: (a) all necessary corporate action on the part of the Borrower to be taken in connection with the execution, delivery and performance of this Agreement has been duly taken; and (b) the execution, delivery and performance by the Borrower of this Agreement (i) is within the authority of the Borrower, (ii) has been duly authorized by all necessary corporate proceedings, (iii) does not conflict with or result in any breach or contravention of any provision of any law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) does not conflict with any provision of the Borrower’s Articles of Organization or By-Laws.

11. Notices. Any notice, request, direction, consent, approval, waiver or other communication required or permitted under this Agreement to be sent to the Bank must be in writing and will become effective only if provided (by mail or facsimile transmission) as follows:

Send original to:
Commerce Bank & Trust Company
386 Main Street
Worcester, MA 01608
Attn: Paul E. Lesniewski, Senior Vice President
(508) 792-6795 (facsimile)

with a copy to:	Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA 01608
Attn: Paul W. Carey, Esq.
(508) 791-8502 (facsimile)

Any notice, request, direction, consent, approval, waiver or other communication required or permitted under this Agreement to be sent to the Borrower must be in writing and will become effective only if provided (by mail or facsimile transmission) addressed to the Borrower at the following address:

Send original to:
Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379
Attn: Kevin Quinlan, President
(508) 580-1110 (facsimile)

with a copy to:	Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attn: Steven R. London
(617) 856-8201 (facsimile)
(617) 856-8313 (phone)

12. Conflicting Provisions. If any conflict arises between the provisions of this Agreement and the provisions of the Loan Documents, the provisions of this Agreement will prevail. All other provisions of the Loan Documents will remain in effect.

13. Negation of Partnership. The relationship between the Borrower and Bank is that of debtor and creditor. Nothing contained in this Agreement will be deemed to create a partnership or joint venture between the Borrower and the Bank, or to cause the Bank to be liable or responsible in any way for the actions, liabilities, debts, or obligations of the Borrower.

14. Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

15. Headings. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.

17. Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

18. Governing Law. This Agreement will be interpreted and construed under the laws of the Commonwealth of Massachusetts, regardless of the domicile of any party, and will be considered to have been made, executed and performed in Worcester County, Massachusetts. All claims, disputes and other matters in question arising out of this Agreement will be decided by proceedings instituted and litigated in a court of competent jurisdiction sitting in Worcester County, Massachusetts.

19. Consent to Jurisdiction; Waivers. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.

EXECUTED as a sealed instrument effective as of the day and year first above written.

COMMERCE BANK & TRUST COMPANY

/s/ PAUL E. LESNIEWSKI, SVP
By:	Paul E. Lesniewski
Its:	Senior Vice President

BOSTON BIOMEDICA, INC.

/s/ KEVIN W. QUINLAN
By:	Kevin W. Quinlan
Its:	President & COO

EXHIBIT A

Principal and Interest as of March 25,2003:

Principal: $2,360,217.02

Interest: $15,915.26